UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2010
______________________________

Bristow Group Inc.
(Exact name of registrant as specified in its charter)

                    Delaware                                                001-31617                                               72-0679819
                       (State or other jurisdiction                (Commission File Number)                             (IRS Employer
                 of incorporation)                                                                                               Identification No.)

2000 W. Sam Houston
Pkwy. S., Suite 1700
Houston, Texas                                                                        77042
(Address of principal executive offices)                                                                                       (Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report:

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Senior Secured Credit Facilities --- On November 22, 2010, Bristow Group Inc. (the “Company”) entered into an amendment and restatement of the senior credit facility dated August 3, 2006 to increase the facility to $375 million, to consist of a five-year, $175 million revolving credit facility and a five-year, $200 million term loan with certain lenders including SunTrust Bank as administrative agent, JPMorgan Chase Bank and Bank of America, as Co-Syndicated Agents and Wells Fargo Bank, Regions Bank and BBVA Compass as Co-Documentation Agents (the “Credit Facilities”).  The term loan will be used to redeem the Company’s $230 million, 6 1/8% senior notes due 2013 on December 23, 2010 while the revolving credit facility may be used for general corporate purposes, including working capital.

Borrowings under the revolving credit facility bear interest at an interest rate equal to, at the Company’s option, either the Base Rate or LIBOR (or EURIBO, in the case of Euro-denominated borrowings) plus the applicable margin.  “Base Rate” means the higher of (1) the prime rate and (2) the Federal Funds rate plus 0.50% per annum.  The applicable margin for borrowings range from 0.625% and 2.875% depending on whether the Base Rate or LIBOR is used, and is determined based on the Company’s leverage ratio pricing grid; provided that the margin for borrowings will be at least 2.50% per annum or the appropriate percentage based on leverage ratio pricing grid until the delivery of financial statements for the quarter ended June 30, 2011.  Fees owed on the letters of credit issued under the revolving credit facility are equal to the margin for LIBOR borrowings.  Interest will be paid at least monthly, and the Credit Facilities mature in November 2015.  The Company’s obligations under the Credit Facilities are guaranteed by certain of the Company’s principal domestic subsidiaries and secured by the U.S. accounts receivable, inventory and non-aircraft equipment of Bristow Group Inc. and the guarantor subsidiaries, all of the capital stock of certain of the Company’s principal domestic subsidiaries and 65% of the stock of certain of the Company’s foreign subsidiaries.

In addition, the Credit Facilities include covenants which are customary for these types of facilities, including certain financial covenants and restrictions on the ability of Bristow Group Inc. and its subsidiaries to enter into certain transactions, including those that could result in the incurrence of additional liens and indebtedness; make loans, guarantees or investments; sell assets; and enter into transactions with affiliates.

Item 8.01	Other Events.

On November 23, 2010, the Company issued a press release announcing its intention to redeem all of its 6 1/8 % Senior Notes due June 2013 on December 23, 2010.  The face value of the notes is $230 million, and the cost to redeem the notes is expected to be approximately $232.7 million.  The redemption price will be 101.021% of the principal amount thereof plus any accrued and unpaid interest to the redemption date. A complete copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(c)           Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated November 23, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2010

BRISTOW GROUP INC. (Registrant)
By:	/S/ Randall A. Stafford
Randall A. Stafford Vice President and General Counsel, Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.1	Press Release dated November 23, 2010